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                                                                    EXHIBIT 23.1

                            INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-80326 and Registration Statement No. 33-90782 of Cameron Ashley Building Products, Inc. on Forms S-8 of our reports dated December 16, 1997 (except the last paragraph of Note 7, which is as of January 22, 1998) appearing in this Annual Report on Form 10-K of Cameron Ashley Building Products, Inc. for the year ended October 31, 1997.


DELOITTE & TOUCHE, LLP
Dallas, Texas
January 28, 1998